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                                                                   EXHIBIT 10.81

                             SUN MICROSYSTEMS, INC.
                          STOCK OPTION EXERCISE NOTICE
                     AND IRREVOCABLE SUBSCRIPTION AGREEMENT

ATTN:  STOCK ADMINISTRATOR

LADIES AND GENTLEMEN:

     I, Larry Hambly, irrevocably elect to exercise my option to purchase an aggregate of 16,000 shares of common stock at an exercise price of $18.00 per share (the "Shares") of Sun Microsystems, Inc. (the "Company") under and pursuant to the Nonstatutory Stock Option Agreement(s) attached as Exhibit A hereto and incorporated herein by this reference (the "Option Agreements") granted to me by the Company pursuant to the Company's 1982 Incentive Stock Option Plan, 1987 Stock Option Plan, 1988 Directors' Stock Option Plan and/or 1990 Long#Term Equity Incentive Plan.

     I agree to make full payment of the option exercise price for the Shares within the fifteen day period following the date on which the Company's General Counsel notifies me, together with the other directors and/or executive officers of the Company subject to Section 16 of the Securities Exchange Act of 1934, that the trading window governed by the Company's insider trading policy is open. I further agree that payment of the exercise price shall be (1) in cash,
(2) by tender of stock of the Company having a fair market value not less than the option exercise price and held by me for at least six (6) months prior to the their tender, or (3) by such other consideration as may have been approved by the Board of Directors of the Company at the time these options were granted as specified in the applicable Option Agreement. In addition, I will make adequate provision for federal and state income tax withholding obligations of the Company, if any, which arise by virtue of my exercise, in whole or in part, of these options.

     I represent and agree that the Shares are being acquired by me in accordance with and subject to the terms, provisions and conditions of the Option Agreements, to all of which I hereby expressly assent. In addition, I acknowledge that my obligations hereunder are secured pursuant to the terms of that certain Security Agreement executed simultaneously herewith. These agreements shall bind and inure to the benefit of my heirs, legal representatives, successors and assigns.

     I UNDERSTAND THAT THIS EXERCISE NOTICE AND IRREVOCABLE SUBSCRIPTION AGREEMENT MAY NOT BE REVOKED, ALTERED, AMENDED OR TERMINATED. I FURTHER ACKNOWLEDGE THAT THE MARKET VALUE OF THE SHARES RECEIVED ON EXERCISE OF THE OPTIONS MAY DECREASE IN VALUE, AND REGARDLESS OF ANY SUCH DECREASE I WILL BE LIABLE UNDER ALL CIRCUMSTANCES FOR PAYMENT OF THE FULL EXERCISE PRICE, WITHOUT EXCEPTION. I HAVE ALSO BEEN
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ADVISED TO CONSULT MY TAX ADVISOR CONCERNING THE EXERCISE OF THE SUBJECT OPTIONS
AND THE ADVISABILITY OF ENTERING INTO ANY TAX OR OTHER ELECTIONS IN CONNECTION THEREWITH.

My address of record is:

100 Mt. Hamilton Avenue
Los Altos, CA 94022

and my Social Security Number is:

###-##-####
                                            Very truly yours,

                                            /s/  LAWRENCE W. HAMBLY

     The undersigned, being the spouse of the optionee exercising the options set forth above, does hereby acknowledge that the undersigned has read and is familiar with the provisions of the above Stock Option Exercise Notice and Irrevocable Subscription Agreement and the Option Agreements, and the undersigned hereby agrees to such Agreements and joins in them to the extent, if any, that the agreement and joinder of the undersigned may be necessary.

Date: July 26, 1994

Receipt of the above is hereby
acknowledged.

By: /s/  ANNE B. HAMBLY

Dated:  July 26, 1994

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

Exercise of Stock Options

                                   EXHIBIT A
                               SECURITY AGREEMENT

     This Security Agreement is made as of July 26, 1994 between Sun Microsystems, Inc., a Delaware corporation (the "Pledgee"), Larry Hambly and Anne B. Hambly (collectively, "Pledgor") and the Secretary of the Pledgee ("Pledgeholder").

                                    RECITALS

     Pursuant to Pledgor's election to enter into that certain Stock Option Exercise and Irrevocable Subscription Agreement (the "Subscription Agreement"), between Pledgor and Pledgee, and Pledgor's election to pay for such shares pursuant to the terms of such Subscription Agreement, Pledgor has purchased 16,000 shares of Pledgee's Common Stock (the "Shares") at a price of 18.00 per share, for a total purchase price of $288,000.00 ("Purchase Price").

     NOW, THEREFORE, it is agreed as follows:

     1. Creation and Description of Security Interest. In consideration of the transfer of Shares to Pledgor under the Subscription Agreement, Pledgor, pursuant to the Commercial Code of the State of Delaware, hereby pledges all of such Shares (herein sometimes referred to as the "Collateral") represented by certificate number(s)
- - - ---------, duly endorsed in blank or with executed stock powers, and herewith delivers said certificate to the Pledgeholder, who shall hold said certificate subject to the terms and conditions of this Security Agreement.

     The pledged stock (together with an executed blank stock assignment for use in transferring all or a portion of the Shares to Pledgee if, as and when required pursuant to this Security Agreement) shall be held by the Pledgeholder as security for the repayment of the Purchase Price, and any extensions or renewals thereof, to be executed by Pledgor pursuant to the terms of the Subscription Agreement, and the Pledgeholder shall not encumber or dispose of such Shares except in accordance with the provisions of this Security Agreement.

     2. Pledgor's Representations and Covenants. To induce Pledgee to enter into this Security Agreement, Pledgor represents and covenants to Pledgee, its successors and assigns, as follows:

     (a) Payment of Indebtedness. Pledgor will pay the Purchase Price secured hereby, together with interest thereon, at the time and in the manner provided in the Subscription Agreement.

     (b) Encumbrances. The Shares are free of all other encumbrances, defenses and liens, and Pledgor will not further encumber the Shares without the prior written consent of Pledgee.

     (c) Margin Regulations. In the event that Pledgee's Common Stock becomes margin-listed by the Federal Reserve Board subsequent to the execution of this Security Agreement, and Pledgee is classified as a "lender" within the meaning of the regulations under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G"), Pledgor agrees to cooperate with Pledgee in making any amendments to the Subscription Agreement or providing any additional collateral as may be necessary to comply with such regulations.
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Exercise of Stock Options

     3. Voting Rights. During the term of this pledge and so long as all payments are made as they become due under the terms of the Subscription Agreement, Pledgor shall have the right to vote all of the Shares pledged hereunder.

     4. Stock Adjustments. In the event that during the term of the pledge any stock dividend, reclassification, readjustment or other changes declared or made in the capital structure of Pledgee, all new, substituted and additional shares or other securities issued by reason of any such change shall be delivered to and held by the Pledgee under the terms of this Security Agreement in the same manner as the Shares originally pledged hereunder. In the event of substitution of such securities, Pledgor, Pledgee and Pledgeholder shall cooperate and execute such documents as are reasonable so as to provide for the substitution of such Collateral and, upon such substitution, references to "Shares" in this Security Agreement shall include the substituted shares of capital stock of Pledgor as a result thereof.

     5. Warrants and Rights. In the event that, during the term of this pledge, subscription warrants or other rights or options shall be issued in connection with the pledged Shares, such rights, warrants and options shall be the property of Pledgor and, if exercised by Pledgor, all new stock or other securities so acquired by Pledgor and issued with respect to the pledged Shares then held by Pledgeholder shall be immediately delivered to Pledgeholder, to be held under the terms of this Security Agreement in the same manner as the Shares pledged.

     6. Default. Pledgor shall be deemed to be in default of the Subscription Agreement and this Security in the event:

     (a) Payment of Purchase Price shall be delinquent for a period of 10 days or more; or

     (b) Pledgor fails to perform any of the covenants set forth in the Subscription Agreement or contained in this Security Agreement for a period of 10 days after written notice thereof from Pledgee.

     In the case of an event of Default, as set forth above, Pledgee shall have the right to accelerate full payment of Pledgor's obligations pursuant to the Subscription Agreement upon notice to Pledgor, and Pledgee shall thereafter be entitled to pursue his remedies under the Delaware Commercial Code.

     7. Release of Collateral. Subject to any applicable contrary rules under Regulation G, there shall be released from this pledge the pledged Shares held by Pledgeholder hereunder upon full payment by Pledgor pursuant to the terms of the Subscription Agreement.

     8. Withdrawal or Substitution of Collateral. Pledgor shall not sell, withdraw, pledge, substitute or otherwise dispose of all or any part of the Collateral without the prior written consent of Pledgee.

     9. Term. The within pledge of Shares shall continue until the payment of all indebtedness secured hereby, at which time the remaining pledged stock shall be promptly delivered to Pledgor, subject to the provisions for prior release of a portion of the Collateral as provided in paragraph 7 above.

     10. Insolvency. Pledgor agrees that if a bankruptcy or insolvency proceeding is instituted by or against it, or if a receiver is appointed for the property of Pledgor, or if Pledgor makes

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

Exercise of Stock Options

an assignment for the benefit of creditors, the entire amount due under the Subscription Agreement shall become immediately due and payable, and Pledgee may proceed as provided in the case of default.

     11. Pledgeholder Liability. In the absence of willful or gross negligence, Pledgeholder shall not be liable to any party for any of his acts, or omissions to act, as Pledgeholder.

     12. Invalidity of Particular Provisions. Pledgor and Pledgee agree that the enforceability or invalidity of any provision or provisions of this Security Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

     13. Successors or Assigns. Pledgor and Pledgee agree that all of the terms of this Security Agreement shall be binding on their respective successors and assigns, and that the term "Pledgor" and the term "Pledgee" as used herein shall be deemed to include, for all purposes, the respective designees, successors, assigns, heirs, executors and administrators.

     14. Governing Law. This Security Agreement shall be interpreted and governed under the laws of the State of Delaware.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

"PLEDGOR"                                         /s/ LAWRENCE W. HAMBLY

                                                  /s/ ANNE B. HAMBLY

                                                  Address:

"PLEDGEE"                                         SUN MICROSYSTEMS, INC.
                                                  a Delaware corporation

                                                  By:  /s/ MICHAEL H. MORRIS
                                                  Title: Vice President, General Counsel
                                                  & Corporate Secretary

"PLEDGEHOLDER"                                    /s/ MICHAEL H. MORRIS
                                                  Corporate Secretary

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